(99) Additional Exhibits - Certificate of Amendment

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08-10-2000
                                                           001046167-2218879
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NET/TECH INTERNATIONAL, INC.

     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, here certifies as follows:

     FIRST: The name of the corporation u: Net/Tech International, Inc.

     SECOND:The corporation hereby amends its Certificate of Incorporation as follows:

     "FIRST: The name of the corporation Is: Return On Investment Corporation ."

     "FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 100,500,000 shares, par value, par value $.01, of which 100,000,000 shall be common shares and 500,000 shall be Preferred Shares with their preferences, designations, and rights to be determined by the board of directors as issued by the board of directors."

     THIRD:  At 5:00  p.m.  E.S.T.,  on  August  10,  2000  the  filing  of this
Certificate of Amendment to the Certificate of Incorporation, all outstanding shares of Common Stock held by each holder of record on such due shall be automatically combined at the rate of one-for-twenty without any further action on the part of the holders thereof or this Corporation. Any fractional shares shall be increased to the text higher whole number.

     FOURTH: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this 10th day of August, 2000.


                                        NET/TECH INTERNATIONAL, INC.

                                        By: /s/ Anna Capozzi
                                            -------------------------------
                                            Anna Capozzi, Assistant Secretary


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

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        -------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NET/TECH INTERNATIONAL, INC.", CHANGING ITS NAME FROM "NET/TECH INTERNATIONAL, INC. "TO "RETURN ON INVESTMENT CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF AUGUST, A . D . 2000, AT 9 0' CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS:

                                     [LOGO]

                                        /s/ Edward J. Freel
                                        --------------------------------
                                        EDWARD J. FREEL, SECRETARY OF STATE

2218879  8100                           AUTHENTICATION:      0614271

001406167                                         DATE:      08-11-00

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